As filed with the Securities and Exchange Commission on August 29, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GraniteShares Gold Trust

(Exact name of registrant as specified in its charter)

New York	82-6393903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Vesey Street, 9th Floor, New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

GraniteShares Gold Shares	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

This Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-219319

Securities to be registered pursuant to Section 12(g) of the Act:: None

Item 1.	Description of Registrant’s Securities to be Registered

A description of GraniteShares Gold Shares to be registered hereunder is contained in the section entitled “Description of Shares and the Trust Agreement” in the Registrant’s 424(B)(3) Prospectus (File No. 333-219319), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 29, 2017, which is incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 29, 2017

GraniteShares Gold Trust

By:	GRANITESHARES LLC, Sponsor of the GraniteShares Gold Trust

By:	/s/ William Rhind
Name:	William Rhind
Title:	Chief Executive Office and Chief Financial Officer